    As filed with the Securities and Exchange Commission on December 17, 2003

                                                      Registration No. 333-81003

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             STUDENT ADVANTAGE, INC.
             (Exact name of registrant as specified in its charter)

                    DELAWARE                                  04-3263743
(State or other jurisdiction of incorporation or           (I.R.S. Employer
                 organization)                           Identification Number)

              280 SUMMER STREET, BOSTON, MA                       02210
        (Address of Principal Executive Offices)                (Zip Code)

                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                              RAYMOND V. SOZZI, JR.
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             STUDENT ADVANTAGE, INC.
                                280 SUMMER STREET
                                BOSTON, MA 02210
                     (Name and address of agent for service)

                                 (617) 912-2000
          (Telephone number, including area code, of agent for service)

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                         DEREGISTRATION OF COMMON STOCK

         On June 18, 1999, Student Advantage, Inc. (the "Registrant") filed a Registration Statement on Form S-8, Registration No. 333-81003 (the "Registration Statement"), for the sale of 4,500 shares (as adjusted to give effect to the ten-for-one reverse stock split effected on each of June 28, 2002 and June 30, 2003) of the Registrant's Common Stock, $0.01 par value per share (the "Common Stock"), under the Student Advantage, Inc. 1999 Employee Stock Purchase Plan (the "Plan"). This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all of the unsold shares of Common Stock issuable under the Plan and registered under the Registration Statement, constituting 0 shares.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on December 17, 2003.

                                     STUDENT ADVANTAGE, INC.

                                     By: /s/ Raymond V. Sozzi, Jr.
                                         ---------------------------------------
                                         Raymond V. Sozzi, Jr.
                                         Chairman of the Board, President and
                                         Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

         Signature                                           Title                             Date
         ---------                                           -----                             ----
/s/ Raymond V. Sozzi, Jr.                 Chairman of the Board, President and Chief    December 17, 2003
--------------------------                Executive Officer (principal executive
Raymond V. Sozzi, Jr.                     officer)

/s/ Sevim M. Perry                        Vice President, Finance, Chief Financial      December 17, 2003
--------------------------                Officer and Treasurer (principal financial
Sevim M. Perry                            and accounting officer)

         *                                Director                                      December 17, 2003
--------------------------
John M. Connolly

         *                                Director                                      December 17, 2003
--------------------------
William S. Kaiser

         *                                Director                                      December 17, 2003
--------------------------
Marc J. Turtletaub

* by: /s/ Raymond V. Sozzi, Jr.
      -------------------------
      Raymond V. Sozzi, Jr.
      Attorney-in-fact